Form N-SAR
Sub-Item 77I
Terms of new or amended securities

Nuveen Winslow Managed Volatility Equity Fund,
A series of Nuveen Investment Trust II (the  Trust )
811-08333

On September 28, 2015, under Form 485B POS, accession number 0001193125-15-329789, a prospectus containing a new series of the Trust was filed with the SEC and is herein incorporated by reference as an exhibit to Sub-Item 77I of Form N-SAR.

The new series is Nuveen Winslow Managed Volatility
Equity Fund.


See the Prospectus for terms of the securities.